UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ICO Global Communications (Holdings) Limited

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ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

2300 Carillon Point

Kirkland, Washington 98033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (“Annual Meeting”) of ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED, a Delaware corporation (“Company” or “ICO”). The meeting will be held on TUESDAY, JUNE 14, 2011 at 10:00 A.M. local time at The Woodmark Hotel, 1200 Carillon Point, Kirkland, WA 98033 for the following purposes:

1.	To elect eight (8) directors to serve until the Company’s next annual meeting of stockholders or until their successors are elected.

2.	To approve an advisory (non-binding) resolution on executive compensation.

3.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation.

4.	To ratify the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2011.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice. The Company’s annual report for the year ended December 31, 2010 is also enclosed.

The record date for the Annual Meeting is April 18, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 14, 2011. You may access an electronic, searchable copy of the proxy statement and the Annual Report to Stockholders for the year ended December 31, 2010 at: http://bnymellon.mobular.net/bnymellon/icog.

By Order of the Board of Directors

/s/ Timothy M. Dozois

Timothy M. Dozois

Corporate Secretary

Kirkland, Washington

APRIL 29, 2011

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ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

2300 Carillon Point

Kirkland, Washington 98033

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

JUNE 14, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (“Board of Directors”) of ICO Global Communications (Holdings) Limited (“Company” or “ICO”) is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders (“Annual Meeting”).

The Company intends to mail this proxy statement and accompanying proxy card on or about April 29, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 18, 2011 (“Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 200,412,660 shares of Class A common stock outstanding and entitled to vote (one vote per share) and 53,660,000 shares of Class B common stock outstanding and entitled to vote (ten votes per share).

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with ICO’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization (your “Broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your Broker. As a beneficial owner, you have the right to direct your Broker regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your Broker.

What am I voting on?

There are four (4) proposals scheduled for a vote:

•	Election of eight (8) directors;

•	Approval of an advisory (non-binding) resolution on executive compensation;

•	An advisory (non-binding) vote on the frequency of future advisory votes on executive compensation; and

•	Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2011.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, you must complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 13, 2011, the day prior to the Annual Meeting, to be counted.

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To vote on the Internet, go to http://www.proxyvoting.com/icog to complete an electronic proxy card. You will be asked to provide the company number and control number from your enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 13, 2011, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker, you received these proxy materials from your Broker rather than from ICO. To vote by proxy, you must complete and return to your Broker the proxy card, as directed by your Broker, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your Broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your Broker. You may contact your Broker to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each proposal to be voted upon, you will have one vote for each share of Class A common stock you own as of the Record Date and ten votes for each share of Class B common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight (8) nominees for director, “For” the advisory (non-binding) resolution on executive compensation, “1-Year” on the recommended duration between advisory (non-binding) votes on executive compensation, and “For” the ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2011. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company also reimburses Brokers for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2300 Carillon Point, Kirkland, Washington 98033.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your Broker, you must follow the instructions provided by your Broker in order to revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes as follows: (i) “For” and “Withhold” with respect to the election of directors; (ii) “For,” “Against,” and “Abstain” with respect to the advisory (non-binding) resolution on executive compensation; (iii) “1 Year,” “2 Years,” “3 Years,” and “Abstain” with respect to the non-binding recommendation on the frequency of future advisory votes on executive compensation, and (iv) “For,” “Against,” and “Abstain” with respect to the ratification of the Company’s independent auditor. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “Broker non-votes”?

If your shares are held by your Broker as your nominee (that is, in “street name”) and you do not provide instructions to your Broker, your Broker can vote your shares with respect to the ratification of the Company’s independent auditor, which is a “discretionary” item, but not with respect to any of the other three proposals addressed at the Annual Meeting, all of which are “non-discretionary” items.

How many votes are needed to approve each proposal?

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For Proposal No. 1, Election of Directors, the eight (8) nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” will affect the outcome of the vote for election of directors.

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For Proposal No. 2, Approval of an advisory (non-binding) resolution on executive compensation, the proposal must receive “For” votes from the holders of a majority of shares present in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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For Proposal No. 3, An advisory (non-binding) vote on the frequency of future advisory votes on executive compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years or abstain and, therefore, stockholders will not be voting to approve or disapprove the recommendation. The choice that receives the most votes will be the recommendation of the stockholders.

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For Proposal No. 4, Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor, the proposal must receive “For” votes from the holders of a majority of shares present in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding shares representing a majority of the combined voting power of the outstanding Class A common stock and Class B common stock are present at the meeting in person or represented by proxy. On the Record Date, there were 200,412,660 shares of Class A common stock outstanding and 53,660,000 shares of Class B common stock outstanding, representing an aggregate of 737,012,660 potential votes, thereby requiring holders of shares representing 368,506,331 votes to be present in person or represented by proxy to have a quorum.

If there is no quorum, the Chairman of the meeting may adjourn the meeting to another date or time.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) on or before June 20, 2011.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for the annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of Brokers with account holders who are ICO’s stockholders will be “householding” our proxy materials. A single annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, please notify your Broker. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Direct your written request to ICO, 2300 Carillon Point, Kirkland, Washington 98033, Attn: General Counsel. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their Brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company does not have a Nominating and Governance Committee (See “INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Selection and Composition of the Board of Directors and Standing Committees –Controlled Company”). For this year’s Annual Meeting, the Board of Directors appointed the Compensation Committee (the “Compensation Committee”) to identify and nominate the individuals to stand for election as directors at the Annual Meeting. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. Each nominee who is elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each nominee is currently a director of the Company who was previously elected by the stockholders. Mr. Rowan, who currently serves on the Board of Directors, will not stand for re-election at the Annual Meeting. There were no disagreements between Mr. Rowan and the Company on any matter relating to its operations, policies or practices. The Company encourages nominees for directors and directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy. The eight (8) nominees receiving the highest number of affirmative votes will be elected.

Nominees

Name	Age(1)	Principal Occupation/ Position Held with the Company
Richard P. Emerson	49	Director
Richard P. Fox	63	Director
Nicolas Kauser	71	Director
Craig O. McCaw	61	Director
R. Gerard Salemme	57	Chief Strategy Officer and Executive Vice President; Director
Stuart M. Sloan	67	Director
H. Brian Thompson	72	Director
Benjamin G. Wolff	42	Chief Executive Officer; President; Chairman, Board of Directors

(1)	As of the record date of April 18, 2011.

We have provided information below about our directors, including their names, years of service as a director, business experience and service on other boards of directors, including any other directorships held during the past five years. In addition, we have included information about each director’s specific experience, qualifications, attributes or skills that led the Company’s Compensation Committee to conclude that the director should serve as a director of the Company.

Richard P. Emerson

Director since October 2010. Mr. Emerson has spent his entire career in investment banking and corporate finance. Most recently, from 2004 through 2008, he was Senior Managing Director of Evercore Partners, a leading independent investment banking advisory firm that provides advisory services to prominent multinational corporations and financial sponsors on significant mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions. From 2000 through 2003, Mr. Emerson served as Senior Vice President for Microsoft Corporation, reporting directly to the chief executive officer, with responsibility for all acquisitions, investments and strategic partnerships. Mr. Emerson joined Microsoft from investment bank Lazard, where as a Senior Managing Director, he advised telecom and technology clients on significant mergers, acquisitions and related financial transactions from 1994 to 2000, and opened and ran the west coast office. Prior to Lazard, Mr. Emerson held senior roles with The Blackstone Group and Morgan Stanley & Company. Mr. Emerson previously served on the board of directors of Clearwire Corporation from 2003 through 2008, where he also served on the audit committee.

With a career dedicated to corporate finance and mergers and acquisitions, Mr. Emerson is ideally suited to assist the Company with future financing and investment opportunities. In addition, in his role as a former member of the audit committee for Clearwire Corporation and as formerly a member of the audit committee of the board of trustees of California Academy of Science, he provides oversight and review of financial policy and reporting of the type required of the Company’s Audit Committee (the “Audit Committee”). As such, the Board has appointed Mr. Emerson to serve as a member of its Audit Committee.

Richard P. Fox

Director since October 2010. Since 2001, Mr. Fox has been an independent consultant with both public and private companies, and he specializes in financial reporting. For more than 28 years, Mr. Fox served in various roles with Ernst & Young, a major international accounting firm, including partner-in-charge of the audit department in Seattle from 1989 through 1995, and managing partner of Ernst & Young’s Seattle office from 1995 to 1997. Thereafter, he served as Senior Vice President of PACCAR, Incorporated, with responsibility for the accounting, treasury, and information systems functions. In April 1998, he joined Wall Data, Incorporated as its chief financial officer and director, where he initiated a study of strategic alternatives that led to the sale of the company in early 2000. Following the sale of Wall Data, Mr. Fox became president and chief operating officer of CyberSafe Corporation, a role that he held until launching an independent consulting practice in late 2001. Mr. Fox also serves on the boards of directors and audit committees of Flow International Corporation, Univar, Inc., and PopCap Games, Inc.

With more than 40 years of experience reviewing, auditing and implementing financial systems and financing structures, Mr. Fox will be instrumental in assisting the Company with its financial planning and future investment opportunities. Moreover, his experience with financial reporting systems and accounting functions qualifies him as an “audit committee financial expert,” as defined in the applicable rules of the SEC and the Nasdaq Global Market (“Nasdaq”). As such, the Board of Directors has appointed Mr. Fox to serve as chair of the Audit Committee. The Board of Directors has also appointed Mr. Fox to serve as a member of the Compensation Committee.

Nicolas Kauser

Director since December 2008 and from May 2000 to May 2004. Mr. Kauser has spent over 40 years in the communications industry, including as President of Clearwire International LLC, and CTO of Clearwire, EVP and CTO for AT&T Wireless Services, Inc. (formerly McCaw Cellular Communications, Inc.), Sr. VP of Operations and VP of Engineering of Cantel, Inc., and spent 20 years in Venezuela where he first worked for the National Telephone Co. and subsequently co-founded two companies in the communications industry. Mr. Kauser is a Director of TriQuint Semiconductors, Inc. He earned his bachelor’s degree in electrical engineering from McGill University, Montreal, Quebec in 1963 and successfully completed graduate courses in Logic Design and Random Signal and Noise in Telecommunications Systems. In 1998, Mr. Kauser received the prestigious Gold Prize awarded by The Carnegie Mellon Institute and American Management Systems for excellence in the application of information technology.

Mr. Kauser has been involved in the technology industry for many years and has particular experience with communications companies. In addition to his industry experience, Mr. Kauser’s experience as a senior officer at Clearwire and AT&T Wireless Services, Inc. provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on the board of directors of a number of companies, including RadioFrame Networks and TriQuint Semiconductors, Inc. Mr. Kauser was a director with ICO from 2000 to 2004 and is familiar with our operations and history.

Craig O. McCaw

Director since May 2000 and Chairman of the Board of Directors from 2000 until 2009. Mr. McCaw served as a Director and Chairman of ICO North America, Inc. from September 2005 through December 16, 2008. Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer, and the beneficial member of the Eagle River group of investment companies which focus on strategic investments in the telecommunications industry. Mr. McCaw founded Clearwire in October 2003 and served as its Chairman of the Board from October 2003 to December 31, 2010. Mr. McCaw was a director of Nextel Communications, Inc., from July 1995 until December 2003, and a director of XO Communications, Inc. (formerly known as NEXTLINK Communications, Inc.) (“XO”), from January 1997 until January 2002. From September 1994 to July 1997, he was also XO’s Chief Executive Officer. From 1974 to September 1994, Mr. McCaw served as Chairman and CEO of McCaw Cellular Communications, Inc., which he built into the nation’s leading provider of cellular services in more than 100 U.S. cities, until the company was sold to AT&T Corp. in August 1994.

Mr. McCaw brings to our Board of Directors demonstrated leadership skills and operating experience, including those acquired during more than 30 years of serving as a senior executive and director of Clearwire, XO, Nextel and McCaw Cellular Communications. As a director of other public and private companies in the telecommunications industry, Mr. McCaw also brings to the Company broad-based business experience and financial acumen.

R. Gerard Salemme

Chief Strategy Officer and Executive Vice President since March 2011 and Director since June 2010 and from May 2002 through December 2008. Mr. Salemme has 30 years of experience in business and government, having served as a senior leader for strategy and business development for public corporations and private investment firms. As an executive with Craig McCaw since 1997 in Eagle River, a private investment firm, Mr. Salemme was a founding shareholder of companies that include Clearwire Corporation and XO Communications. He later served in lead executive positions in those companies. At Clearwire Corporation, Mr. Salemme was responsible for transactions valued at over $10 billion that resulted in Clearwire becoming the largest holder of spectrum in the United States and a leader in the wireless broadband industry. Prior to his work with Clearwire, Mr. Salemme served as an executive at AT&T Corp and McCaw Cellular Communications. He also held the position of Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance (1987-1991) and served as Chief of Staff to Congressman Ed Markey of Massachusetts (1976-1984). From 1982-1984, he taught Economics at the University of Massachusetts, Salem and held key management positions in national political campaigns. Mr. Salemme earned a B.A. in Political Science and Economics and an M.A. in Economics from Boston College.

Mr. Salemme brings to our Board of Directors significant experience in business and government, including where he served as a senior executive officer with Clearwire, XO and AT&T, which provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on the boards of directors of a number of companies, in addition to having served on our Board of Directors from 2002 to 2008 and is familiar with our operations and history.

Stuart M. Sloan

Director since October 2010. Since 1994, Mr. Sloan has been a principal of Sloan Capital Partners, a private investment company that serves as general partner in the redevelopment of University Village, a nationally recognized regional center for upscale shopping in Seattle, Washington. From 1986 through 1999, Mr. Sloan was an owner and executive officer of Quality Food Centers, Inc. (“QFC”), which was acquired by Fred Meyer in 1997. Prior to QFC, from 1967 until 1984, Mr. Sloan owned in part and operated Schuck’s Auto Supply, Inc., which was sold to Pay ‘n Save Corp in 1984. Mr. Sloan currently serves as a director of Anixter International, Inc. From September 2003 until March 7, 2011, Mr. Sloan served as a director of J. Crew Group, Inc. He also serves on the board of The Ohio State University Medical Center and is active, both personally and through his private foundation, in numerous civic, cultural, educational and other philanthropic activities.

Mr. Sloan’s extensive management experience, along with his service on numerous boards of directors, provides him with the experience to assist in the oversight of our operations and strategic objectives. His direct involvement, over the span of decades, with management of franchise operations, personnel management and employee incentives makes him particularly well suited to assist with compensation issues and other human resource matters. As such, the Board of Directors has appointed Mr. Sloan to serve as a member of the Compensation Committee.

H. Brian Thompson

Director since May 2007. Since 2006, Mr. Thompson has been Executive Chairman of Global Telecom & Technology, a global telecommunications carrier and network integrator serving the data communications needs of large enterprise, government and carrier clients in over 80 countries from its headquarters in the Washington, DC metro region and offices in London, Dusseldorf and Denver. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc. From December 2002 to June 2007, Mr. Thompson was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. Mr. Thompson was Chairman and CEO of LCI International from 1991 until its merger with Qwest Communications International Inc. in June 1998. Mr. Thompson became Vice Chairman of the board for Qwest until his resignation in December 1998. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation from 1981 to 1990, and prior to MCI was a management consultant with the Washington, DC offices of McKinsey & Company for nine years, where he specialized in the management of telecommunications. He currently serves as a member of the board of directors of Axcelis Technologies, Inc., Penske Automotive Group, and Sonus Networks, Inc. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board, and from January-March 1999, he served as Non-Executive Chairman of Telecom Eireann, Ireland’s incumbent telephone company. Mr. Thompson received his M.B.A. from Harvard’s Graduate School of Business and holds an undergraduate degree in chemical engineering from the University of Massachusetts.

Mr. Thompson brings to our Board of Directors significant experience in the telecommunications industry, including experience as an executive chairman at Global Telecom & Technology and chairman at Comsat International. His executive officer experience at LCI International and MCI Communications Corporation provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on the board of directors of a number of companies, including Axcelis Technologies, Inc. and Sonus Networks, Inc. As such, the Board of Directors has appointed Mr. Thompson to serve as chair of the Compensation Committee.

Benjamin G. Wolff

Chief Executive Officer, President, and Chairman, Board of Directors since December 2009 and previously served as a director of the Company from 2005 to 2008. Mr. Wolff was a Co-Founder of Clearwire Corporation (“Clearwire”) where he served in a variety of capacities including as a member of the Board of Directors, as Executive Vice President, company President, Co-CEO, CEO and finally Co-Chairman, a position he held until March 2009. After leaving the Clearwire board in 2008, Mr. Wolff rejoined the Clearwire Board of Directors in 2011. Mr. Wolff also serves as the President of the Eagle River group of investment companies, a position he has served in since April 2004, and he serves on the board of directors of some of Eagle River’s privately held portfolio companies.

From January 1994 until April 2004, Mr. Wolff was a lawyer with Davis Wright Tremaine LLP (“DWT”), where he became a partner in 1998. Mr. Wolff’s practice focused on mergers and acquisitions, corporate finance and strategic alliance transactions. While with DWT, he co-chaired the firm’s Business Transactions department and served on the firm’s Executive Committee.

Mr. Wolff brings to our Board of Directors extensive senior management, finance and industry experience, in addition to having served on our Board of Directors from 2005 to 2008 and since December 2009. In particular, having served as our Chief Executive Officer, President, and Chairman, Board of Directors, and previously as Co-Chairman and Chief Executive Officer of Clearwire Corporation, Mr. Wolff possesses the operational, financial, strategic and governance experience needed to make significant contributions to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH DIRECTOR NOMINEE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Selection and Composition of the Board of Directors and Standing Committees

Controlled Company

ICO is a controlled company under the Nasdaq Marketplace Rules because 65.7% of its voting power is held by a group consisting of Eagle River Satellite Holdings, LLC (“ERSH”), Eagle River Partners, LLC (“ERP”), Eagle River, Inc (“ERI”), Craig O. McCaw, and Benjamin G. Wolff. As a controlled company, ICO is exempt from: (i) Nasdaq’s requirement that a majority of the Board of Directors consist of independent directors, (ii) Nasdaq’s requirement that the compensation of officers be determined, or recommended to the Board of Directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (iii) Nasdaq’s requirement that director nominees be selected, or recommended for the Board of Directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process.

Nomination Process

Consistent with its status as a controlled company, the Board of Directors has not established a nominating committee comprised solely of independent directors and has not adopted a nominating committee charter or a policy for the nomination of directors, nor does the Company have a formal policy on diversity for its Board of Directors. Instead, the Board of Directors, as a nominating group, typically consults with the Company’s counsel to ensure that its nominations are consistent with relevant securities and other laws and regulations, including those set forth in pertinent Nasdaq listing standards. For the 2011 Annual Meeting, the Board of Directors delegated the nomination process to its Compensation Committee and then approved the Compensation Committee recommendations. In addition to nominations by the Board of Directors, stockholders may nominate directors or recommend nominees to the Board of Directors in a manner provided by Delaware law and by the Bylaws of the Company (the “Bylaws”). During the year ended December 31, 2010, there were no changes to the procedures by which stockholders may nominate directors or recommend nominees to our Board of Directors.

Board of Directors Independence

Notwithstanding the Company’s controlled company exemption, Messrs. Emerson, Fox, Rowan, Sloan and Thompson are independent directors within the meaning of the applicable Nasdaq listing standards. As such, a majority of the Company’s directors are currently independent, as are all members of the Company’s Audit Committee and Compensation Committee.

Audit Committee Independence

The Board of Directors has determined that Messrs. Emerson, Fox, Rowan and Thompson are independent (as independence is currently defined in Nasdaq Marketplace Rule 4350(d)(2)(A)(i) and (ii)). In appointing Mr. Fox as the new chair of the Audit Committee in October 2010, the Board of Directors recognized that Mr. Fox qualifies as an audit committee financial expert, based on a qualitative assessment of Mr. Fox’s level of knowledge and experience, including his formal education, his service as chief financial officer of a public reporting company, and his role as a managing partner for the Seattle office of a major international accounting firm. The Board of Directors also determined that Mr. Rowan, the prior chair of the Audit Committee, qualifies as an “audit committee financial expert,” as defined in the applicable rules of the SEC and Nasdaq. The Board of Directors made a qualitative assessment of Mr. Rowan’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Information Regarding Committees of the Board of Directors

As of December 31, 2010, the Board of Directors had three (3) standing committees: an Audit Committee, a Compensation Committee and a Strategy Committee.

The following table provides membership information for each of the Board of Directors committees for 2010:

Name	Audit	Compensation		Strategy
Richard P. Emerson (1)	X(1)
Richard P. Fox (2)	X(2) †(2)	X	(2)
Samuel L. Ginn (3)	X(3)			X	(3)
Nicolas Kauser
Craig O. McCaw				X	†
Barry L. Rowan	X †(4)	X	(5)
R. Gerard Salemme
Stuart M. Sloan (6)		X	(6)
H. Brian Thompson	X	X	†
David Wasserman (7)
Benjamin G. Wolff
Total Meetings in 2010	6	4		0

(1)	Richard P. Emerson became a Director and a member of the Audit Committee effective October 8, 2010.
(2)	Richard P. Fox became a Director, the chair of the Audit Committee, and a member of the Compensation Committee effective October 8, 2010.
(3)	Samuel L. Ginn resigned as a Director and as a member of the Audit Committee and the Strategy Committee effective October 15, 2010.
(4)	Barry L. Rowan served as chair of the Audit Committee until October 8, 2010.
(5)	Barry L. Rowan served on the Compensation Committee until October 8, 2010.
(6)	Stuart M. Sloan became a Director and a member of the Compensation Committee effective October 8, 2010.
(7)	David Wasserman did not stand for re-election, and his term expired December 13, 2010.
†	Committee Chair during a portion of fiscal year 2010.

The following table provides membership information for the Board of Directors and each of the Board of Directors committees as of the Record Date:

Name	Board of Directors		Audit		Compensation		Strategy
Richard P. Emerson	X		X
Richard P. Fox	X		X	†	X
Nicolas Kauser	X
Craig O. McCaw	X						X	†
Barry L. Rowan	X	(1)	X
R. Gerard Salemme	X
Stuart M. Sloan	X				X
H. Brian Thompson	X		X		X	†
Benjamin G. Wolff	X	†

†	Committee Chair.
(1)	Mr. Rowan, who currently serves on the Board of Directors, will not stand for re-election at the Annual Meeting. There were no disagreements between Mr. Rowan and the Company on any matter relating to its operations, policies or practices.

Corporate Governance

Board of Directors Leadership Structure

Mr. Wolff is the Chairman of the Board of Directors. The Board of Directors believes that having Mr. Wolff serve as Chairman as well as Chief Executive Officer and President at this time provides an effective and appropriate leadership structure for the Company by promoting unified leadership and direction for the Board of Directors and management. Moreover, in the view of the Board of Directors, this arrangement provides alignment and accountability in the development and execution of the Company’s strategic initiatives and business. The Board of Directors believes Mr. Wolff can best set the strategic direction for the Company and lead management to execute on that strategic direction by acting in his combined role.

Meetings of the Board of Directors

The Board of Directors met six (6) times during 2010. All directors except Mr. McCaw attended at least seventy-five percent (75%) of the meetings of the Board of Directors held during the period for which they were directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 10A(m) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Nasdaq Marketplace Rule 4350(d).

The Audit Committee: (i) evaluates the performance of and assesses the qualifications and independence of the independent auditor; (ii) determines and approves the engagement of the independent auditor; (iii) determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; (iv) reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; (v) reviews and evaluates the qualifications, performance and independence of the lead audit partner of the independent auditor and assures the regular rotation of the lead audit partner, reviewing partner and other audit engagement team partners of the independent auditor as required by law; (vi) reviews and approves or rejects transactions between the Company and any related persons; (vii) confers with management and the independent auditor regarding the effectiveness of internal controls over financial reporting; (viii) establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; (ix) meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discusses, as appropriate, any major issues as to the adequacy of the Company’s internal controls and the adequacy of disclosures about changes in internal control over financial reporting; (x) annually reviews the terms of the directors and executive officers insurance coverage and approves the terms prior to the renewal of the policy; (xi) reviews and assesses the adequacy of the Company’s investment policy and recommends any proposed changes to the Board of Directors; (xii) ensures the Company maintains an internal audit capability, at least annually evaluates the performance of the Company’s internal audit capability, and discusses with the independent auditor and management the internal audit capabilities responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit; and (xiii) has such other authority, duties and responsibilities as the Board of Directors delegates to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee that is available to stockholders on the Company’s website at www.ico.com.

In accordance with its charter, the Audit Committee meets at least quarterly and with greater frequency if necessary. In 2010, it met six (6) times. The chair of the Audit Committee, the Chairman of the Board of

Directors, the Chief Executive Officer, or any two (2) members of the Audit Committee may call meetings of the Audit Committee. All committee members attended at least seventy-five percent (75%) of the committee meetings held during the period for which they were committee members.

Compensation Committee

The Compensation Committee of the Board of Directors was established by the Board of Directors to: (i) act on behalf of the Board of Directors in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs; (ii) review and determine the compensation to be paid to the Company’s executive officers and directors; (iii) review the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation as to whether the CD&A should be included in the Company’s annual report and/or proxy statement; (iv) prepare and review the Compensation Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and (v) perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.ico.com. The charter grants the Compensation Committee members full access to all books, records, facilities and personnel of the Company, as well as the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms.

No member of the Compensation Committee is, or was during 2010, an officer or employee of ICO, and none of the Company’s executive officers serves, or during 2010 served, as a member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. No member of the Compensation Committee is a former officer of the Company, nor does any executive officer of the Company serve as a director of any entity that is in any manner affiliated with a member of the Compensation Committee.

In accordance with its charter, the Compensation Committee meets at least one time annually and with greater frequency if necessary. In 2010, it met four (4) times. The chair of the Compensation Committee, the Chairman of the Board of Directors or the Chief Executive Officer may call meetings of the Compensation Committee. All committee members attended at least seventy-five percent (75%) of the committee meetings held during the period for which they were committee members.

Strategy Committee

The Strategy Committee of the Board of Directors was established by the Board of Directors to consider and make recommendations for action to the Board of Directors on issues related to strategic matters of the Company, including recommending and evaluating potential strategic partners of the Company. The Strategy Committee did not meet in 2010.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors through the Investor Relations page on the Company’s website. Stockholders may also contact the Company’s Vice President of Investor and Public Relations directly. The Company believes these communication channels provide for the views of its stockholders to be heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders may submit questions to the Board of Directors by going to the Investor Relations section of the Company’s website at www.ico.com.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on the Company’s website at www.ico.com. If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Risk Oversight Policies and Risk Analysis

The Board of Directors has an active role, as a whole and also at the committee level, in formulating risk management policies and risk oversight policies and in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee oversees the management of risks related to the Company’s executive compensation plans and arrangements. The Audit Committee oversees the management of financial risks and enterprise risks. The chairmen of these committees regularly inform the entire Board of Directors of the conclusions and results of such risk management functions. Our management team is charged with implementing risk management policies that are established by our Board of Directors and with managing our risk profile on a daily basis.

PROPOSAL 2

APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Company is required to include in this proxy statement and present at its Annual Meeting an advisory (non-binding) stockholder resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this proxy statement. The proposal will be presented at the Annual Meeting in the form of the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the proxy statement for the Company’s 2011 Annual Meeting of stockholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board of Directors or Compensation Committee or create or imply any additional fiduciary duty. It will also not affect any compensation paid or awarded to any executive. The Board of Directors and the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our stockholders. As discussed in the Compensation Discussion and Analysis, the Board of Directors and Compensation Committee believe that the executive compensation for 2010 is reasonable and appropriate, is justified by the Company’s performance in an extremely difficult environment and is the result of a carefully considered approach.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE ADVISORY (NON-BINDING)

RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 3

APPROVAL OF AN ADVISORY (NON-BINDING) RECOMMENDATION ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the Company is required to ask its stockholders, no less frequently than every six (6) years, to recommend a one (1), two (2), or three (3) year duration between advisory votes on executive compensation. This proposal is commonly known as a “say-when-on-pay” proposal. After careful consideration and dialogue with our stockholders, the Compensation Committee and the Board of Directors have determined that holding an advisory (non-binding) vote on executive compensation every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory (non-binding) stockholder votes on executive compensation to occur every year. This vote on the frequency of future votes on executive compensation is non-binding on the Compensation Committee and the Board of Directors, and the Compensation Committee and the Board of Directors anticipate a careful review of the voting results.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years or abstain and, therefore, stockholders will not be voting to approve or disapprove the recommendation. The choice that receives the most votes will be the recommendation of the stockholders. Notwithstanding the Compensation Committee and the Board of Directors’ recommendation and the outcome of the stockholder vote, the Compensation Committee and the Board of Directors may in the future decide to conduct advisory (non-binding) votes on a more or less frequent basis and may vary the practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS

STOCKHOLDERS VOTE FOR A “1-YEAR” DURATION

BETWEEN FUTURE ADVISORY (NON-BINDING) VOTES

ON EXECUTIVE COMPENSATION

PROPOSAL 4

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM OF DELOITTE & TOUCHE LLP

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements for the years ending December 31, 2003 through December 31, 2010. Representatives of Deloitte & Touche LLP will be available telephonically at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Deloitte & Touche LLP.

	Fiscal Year Ended December 31,
	2010	2009
Audit Fees (1)	$457,500	$829,981
Audit-related Fees (2)	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$457,500	$829,981

(1)	Audit Fees consist of fees and expenses for professional services rendered by Deloitte & Touche LLP in connection with: (i) the audit of the Company’s annual financial statements included in the annual report on Form 10-K and review of the financial statements included in the quarterly reports on Form 10-Q; (ii) the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related Fees consist of fees for assurance and related services rendered by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments, and consultations concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to subcommittees consisting of one or more individuals, as well as to pre-approve defined categories of services. However, the Audit Committee has not done so, but has instead pre-approved all audit and non-audit services rendered by Deloitte & Touche LLP as part of the scope of the independent auditor engagement or on a case-by-case basis prior to engagement for service. All of the services provided by Deloitte  & Touche LLP in 2010, as described under Audit Fees above, were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (United States) (“PCAOB”) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2010. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE as of April 7, 2011

Mr. Richard P. Fox, Chairman
Mr. Richard P. Emerson
Mr. Barry L. Rowan
Mr. H. Brian Thompson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF DELOITTE & TOUCHE LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A common stock and Class B common stock.

	Class A Common Stock			Class B Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Five percent (5%) stockholders:
Eagle River Satellite Holdings, LLC	43,822,625	(2)(3)(5)	21.5%	44,360,000		82.7%
Eagle River, Inc.
Eagle River Partners, LLC
4400 Carillon Point,
Kirkland, Washington 98033
James D. Dondero, Highland Capital Management, L.P., and affiliates	50,189,136	(6)	25.0%	—		—
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
CDR-Satco LLC	13,928,649	(7)	6.9%	—		—
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803
Mente, LLC	1,912,080	(5)(8)(9)	1%	9,300,000		17.3%
2365 Carillon Point,
Kirkland, Washington 98033

Executive officers:
Benjamin G. Wolff±	46,451,010	(2)(3)(5)(10)	22.8%	44,360,000		82.7%
Timothy P. Leybold	—		*	—		—
David Bagley	199,576	(10)	*	250,000	(4)	*
Robert S. Day, Jr.	335,451	(10)	*	275,000	(4)	*
David Zufall	524,790	(10)	*	—		—

Directors:
Richard P. Emerson	—		*	—		—
Richard P. Fox	—		*	—		—
Nicolas Kauser	57,500	(10)	*	—		—
Craig O. McCaw	44,047,625	(2)(3)(5)(10)	21.6%	44,360,000		82.7%
Barry L. Rowan	300,000	(10)	*	—		—
R. Gerard Salemme	1,057,500	(10)	*	—		—
Stuart M. Sloan	—		*	—		—
H. Brian Thompson	245,000	(10)	*	—		—
All directors and executive officers as a group (13 persons)	93,218,452		45.1%	44,885,000		82.8%

±	Mr. Wolff also serves as a director.
*	Less than one percent of the outstanding Class A or Class B common stock, respectively.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question. Shares of common stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. As of the Record Date, the Company had 200,412,660 shares of Class A common stock and 53,660,000 shares of Class B common stock issued and outstanding.
(2)	Includes the 20,596,037 shares of Class A common stock beneficially owned by Eagle River Satellite Holdings, LLC; 2,293,937 shares of Class A common stock held by Eagle River, Inc.; 17,932,651 shares of Class A common stock held by Eagle River Partners, LLC; and 3,000,000 shares of Class A common stock that Eagle River Investments, LLC may acquire, at an exercise price of $0.01 per share, upon exercise of a warrant that expires on December 12, 2012. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the controlling member of Eagle River Satellite Holdings, LLC, the controlling shareholder of Eagle River, Inc. and the manager and voting member of Eagle River Partners, LLC. Mr. Wolff is the President of Eagle River Investments, LLC, Eagle River, Inc. and Eagle River Partners, LLC.
(3)	Excludes Class A common stock into which the Class B common stock held by Eagle River Satellite Holdings, LLC is convertible on a share-for-share basis, at the discretion of Eagle River Satellite Holdings, LLC.
(4)	Includes beneficial ownership of Class B common stock that may be acquired pursuant to the vested options held by Mr. Bagley of 250,000 and Mr. Day of 275,000.
(5)	Holders of Class B common stock are entitled to ten votes per share on each proposal submitted to a vote of stockholders, as opposed to one vote per share of Class A common stock. For the Eagle River group and Mente, LLC, the common stock beneficially owned represents approximately 65.7% and 12.9%, respectively, of the combined voting power of both classes of our common stock.
(6)	Based on information provided by Highland Capital Management, L.P. (“Highland Capital”) in Schedule 13D/A filed with the Securities and Exchange Commission on September 1, 2010 and Form 4s filed on September 1, 2010, September 9, 2010, October 1, 2010, and October 26, 2010. Includes shares of Class A common stock beneficially owned and/or held by or for the account of James D. Dondero, (including through family trusts), Highland Capital, and Strand Advisors, Inc. Highland Capital serves as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors is the general partner of Highland Capital and may be deemed to beneficially own securities owned by Highland Capital. Mr. Dondero is the President and a director of Strand Advisors and may be deemed to beneficially own securities owned by Strand Advisors. Mr. Dondero, Highland Capital and Strand Advisors disclaim beneficial ownership of the securities covered on the Schedule 13D/A filed on September 1, 2010, except to the extent of any pecuniary interest therein.
(7)	CDR-Satco LLC shares voting and dispositive power over the Company’s shares owned by CDR-Satco LLC with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI LP”), and CD&R Investment Associates VI, Inc. (“Associates VI, Inc.”). Fund VI is the sole member of CDR-Satco LLC. Associates VI LP is the general partner of Fund VI. Associates VI, Inc. is the general partner of Associates VI LP. As a result, each of Fund VI, Associates VI LP and Associates VI, Inc. may be deemed to be the beneficial owner of the shares owned by CDR-Satco LLC. Each of Associates VI LP and Associates VI, Inc. disclaims beneficial ownership of those shares. Associates VI, Inc. is managed by a board of directors comprised of over fifteen individuals, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. As a result, no person controls the voting and disposition of Associates VI, Inc. with respect to the shares shown as beneficially owned by CDR-Satco LLC.
(8)	William H. Gates III is the sole member of Mente, LLC.
(9)	Excludes Class A common stock into which the Class B common stock held by Mente, LLC is convertible on a share-for-share basis at the discretion of Mente, LLC.

(10)	Includes beneficial ownership of Class A common stock that may be acquired pursuant to the vested options held by Mr. Wolff of 597,500, Mr. Bagley of 167,500, Mr. Day of 275,000, Mr. Zufall of 463,750, Mr. Kauser of 57,500, Mr. McCaw of 225,000, Mr. Rowan of 300,000, Mr. Salemme of 707,500, and Mr. Thompson of 245,000.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information concerning our equity compensation plans, for which the Company’s common stock has been authorized for issuance, as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders:
2000 Stock Incentive Plan as Amended and Restated effective June 15, 2007 (“Plan”)
Class A common stock options	12,534,500	3.37
Class B common stock options	1,555,000	4.42

	14,089,500	3.49	2,693,670
ICO-Teledesic Global Limited 2000 Stock Incentive Plan (“ITGL Plan”) (2)	50,000	$10.92	—
Equity compensation plans not approved by security holders (3)	225,000	$4.06	—

Total	14,364,500	$3.52	2,693,670

(1)	The securities that remain available for future issuance under the Plan may be issued as either Class A common stock or Class B common stock.
(2)	Under the terms of the merger with ICO Global Limited on November 28, 2001, the ITGL Plan and all the outstanding options under the plan were assumed by the Company. All the options outstanding under the ITGL Plan are exercisable for the Company’s Class A common stock. Effective December 31, 2005, the Company will not issue any further awards under the ITGL Plan.
(3)	Options granted under other equity compensation plans not approved by security holders are limited solely to options granted to Clayton, Dubilier & Rice, Inc. to acquire Class A common stock as assignee of compensation to former Director David Wasserman, whose term expired December 13, 2010. These options vest 25% after each full year of board service, fully vesting after four years of service. The grant date for each option is the date that is 10 years prior to the expiration date. Mr. Wasserman disclaims beneficial ownership of the options to purchase shares held by Clayton, Dubilier & Rice, Inc., which consist of the following:

Name	Number of securities underlying option(4)	Exercise price	Expiration date
Clayton, Dubilier & Rice, Inc.	150,000	$4.25	November 14, 2015
Clayton, Dubilier & Rice, Inc.	30,000	$5.85	October 1, 2016
Clayton, Dubilier & Rice, Inc.	22,500	$3.50	October 1, 2017
Clayton, Dubilier & Rice, Inc.	15,000	$1.01	October 1, 2018
Clayton, Dubilier & Rice, Inc.	7,500	$0.79	October 1, 2019

(4)	Mr. Wasserman’s term on the Board of Directors expired December 13, 2010 when he did not stand for re-election. The figures reflect options vested, outstanding, and exercisable as of December 31, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with on a timely basis.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, including their ages, as of the Record Date.

Name	Age	Position Held with the Company
Benjamin G. Wolff	42	Chief Executive Officer; President; Chairman, Board of Directors
Timothy M. Dozois	48	Acting General Counsel and Corporate Secretary
Timothy P. Leybold	53	Interim Senior Vice President; Chief Financial Officer
David Bagley	52	Senior Vice President — Corporate Development
Robert S. Day, Jr.	52	Senior Vice President — Space Systems
David Zufall	50	Senior Vice President — Network Systems

Benjamin G. Wolff

Chief Executive Officer, President, and Chairman, Board of Directors. Mr. Wolff’s credentials and experience are described above in “INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE.”

Timothy M. Dozois

Acting General Counsel and Corporate Secretary. Mr. Dozois joined the Company in May 2010 after 22 years in the private practice of law, with a focus on securities law compliance, mergers, acquisitions, divestitures, and technology licensing matters. Most recently, Mr. Dozois was and continues to be a partner with Zupancic Rathbone Law Group, Inc., a firm that specializes in structured financing with a particular emphasis on the acquisition, financing and management of troubled real property assets. For 15 years, Mr. Dozois served as an equity partner of Davis Wright Tremaine LLP, a Seattle-based law firm of approximately 500 lawyers.

Mr. Dozois is a member of the American Bar Association, the Oregon State Bar Association — Securities Section, and the American Health Lawyers Association. He received his B.S. in Financial Management from Oregon State University and his J.D from the University of Oregon School of Law, where he was Order of the Coif.

Timothy P. Leybold

Interim Senior Vice President, Chief Financial Officer. Mr. Leybold has been with the Company since January 2010 and was appointed interim Senior Vice President, Chief Financial Officer in February 2010. He has more than 30 years of experience in financial leadership roles with public and private companies. From 2007 to 2008, he was Executive Vice President and Chief Financial Officer of Coast Crane Company, a leading equipment distribution and rental company. From 2004 to 2007, he served as Executive Vice President and Chief Financial Officer for Port Townsend Paper Corp., a $350 million market leader in the corrugated paper industry. He has also held senior finance roles with The Port Blakely Company and RLC Industries, Inc. He was previously a CPA with a leading international public accounting firm. Mr. Leybold holds an M.B.A. from the University of Oregon and an undergraduate degree in business administration from the University of Portland.

Mr. Leybold was the Chief Financial Officer of Port Townsend Paper Corp. which, in January 2007, filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of Washington. Port Townsend Paper Corp. exited Bankruptcy in August 2007, under new management.

David Bagley

Senior Vice President — Corporate Development. Mr. Bagley has been Senior Vice President — Corporate Development since July 2002. Mr. Bagley has over 20 years of experience in the telecommunications industry. Mr. Bagley also serves as Senior Vice President — Corporate Development for the Company’s subsidiary, DBSD North America, Inc. (“DBSD”). From June 2000 to June 2001, he was Vice President of Business Development for IPWireless, where he was in charge of spectrum acquisition, strategic partnering and regulatory affairs. Mr. Bagley spent four years at AirTouch and Vodafone, which acquired AirTouch in 1999. He held various corporate development positions working on transactions throughout the world. His most recent position was head of Corporate Development for the Americas for Vodafone. Prior to AirTouch, Mr. Bagley spent eight years at SBC Communications in finance and corporate development positions. Mr. Bagley holds a Bachelor’s degree in Accounting and Economics from Pacific University and a Master’s degree in International Management from Thunderbird Graduate School of International Management.

Robert S. Day, Jr.

Senior Vice President — Space Systems. Mr. Day has been Senior Vice President — Space Systems since July 2002. Mr. Day has been with the Company for over ten years and has over 28 years of satellite and telecommunications industry experience. Mr. Day serves as Senior Vice President — Space Systems for both the Company and DBSD and is responsible for the design, procurement, deployment, and operation of the ICO space segment and the DBSD space segment. The space segments include the satellites, launch vehicles, gateways, satellite control centers, and satellite operations. His areas of expertise include satellite design, integration, test, launch, operations, and system engineering. Prior to joining the Company, he was the Vice President of Space Technology for Teledesic LLC. Mr. Day also spent 19 years at Hughes Space and Communications where he provided system engineering leadership or served as program manager for several major geosynchronous satellite programs. He led the integration, test, and launch team for the first HS601 satellite and served as the Deputy Business Unit Leader for Spacecraft Design and Production at Hughes. Mr. Day holds a Bachelor’s degree in General Engineering from the University of Illinois, a Master’s degree in Mechanical Engineering from UCLA, and a certificate in Astronautical Engineering from UCLA.

David Zufall

Senior Vice President — Network Systems. Mr. Zufall has been Senior Vice President — Network Systems for both the Company and DBSD since January 2006. During the 12 years prior to joining the Company, Mr. Zufall served in a number of technical and operational capacities at Nextel Communications, Inc., including Vice President, Infrastructure Technology Development and Vice President, Network Architecture/Chief Architect. Nextel operated a nationwide digital cellular network in the United States. Mr. Zufall had responsibility for working with partners in Nextel’s strategy and marketing divisions to establish Nextel’s long-term network and technology roadmap. Mr. Zufall holds a Bachelor of Science degree in Electrical Engineering and an M.B.A. in Finance and International Business, both from Columbia University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The primary goals of the Company’s executive officer compensation program are to tie compensation to achievement of specified performance objectives, to attract and retain talented and dedicated executives, and to align the Company’s executive officers’ interests with those of its stockholders. The elements of this executive compensation program (some or all of which may be applicable to any particular executive) include the following: base salary, annual bonus, equity incentive compensation and other compensation. Each element is designed to achieve one or more of the Company’s goals regarding performance, alignment and retention. While the Compensation Committee sets and oversees compensation policy for all of the Company’s executive officers and directors, this discussion and analysis is limited to compensation granted to the Company’s named executive officers.

Performance

One goal of the Company’s executive compensation program is to reward individual performance and contributions toward Company performance. Stock options and restricted stock awards, the value of which are contingent upon the performance of the Company’s share price and subject to vesting schedules that require continued service and the achievement of certain performance conditions, were designed to achieve this goal. Similarly, base compensation amounts and cash bonuses were designed to reward responsibilities, demonstrated leadership, and management experience and effectiveness.

Alignment

The Company seeks to align the interests of its named executive officers with those of its stockholders by evaluating executive performance on the basis of key operational measurements which the Company believes closely correlate to long-term stockholder value. The element of compensation that most directly aligns the interests of named executive officers with stockholders is equity incentive compensation, which links a significant portion of compensation to stockholder value because the total value of those awards is tied to stock price appreciation.

Retention

The Company has historically competed for executive talent in the technology and telecommunications industries. Accordingly, in 2010, as in prior years, the Company paid competitive salaries as well as a competitive total compensation package. In the future, the Company will continue to compete for executive talent with other small and mid-cap public companies generally, and specifically with those companies with a business focus similar to the Company’s business focus. To encourage retention of its named executive officers, the Company makes a substantial portion of the named executive officers’ compensation dependent upon continued service. The Company’s equity incentive compensation awards require long-term continued service to receive any, or the maximum, payout.

Implementing the Company’s Objectives

The Compensation Committee determines compensation for named executive officers after reviewing the overall performance of the Company and evaluating executive performance during the year. The Compensation Committee evaluates executive performance based upon leadership, operational performance, responsibilities, and career with the Company. Specific factors affecting compensation decisions for the Company’s named executive officers include:

•	achievement of specific operational goals for the Company, including sustained progress in furtherance of its business; and

•

achievement of strategic objectives such as maintaining the value of the Company’s assets, including those related to taxes, litigation and spectrum; entering into key transactions; and achieving financial and other corporate goals.

Management’s Role

The Chief Executive Officer, in conjunction with the Director of Human Resources, coordinates the annual review of the compensation programs for all of the Company’s named executive officers, other than the Chief Executive Officer. This annual review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the named executive officers, other than the Chief Executive Officer. Management also makes recommendations to the Compensation Committee regarding executive compensation design.

Compensation Committee

The Compensation Committee is responsible for the review, evaluation and approval of (i) programs to ensure that compensation plans and levels are reasonable, consistent with the Company’s stated compensation objectives and consistent with the Company’s business goals and objectives; and (ii) the compensation for the Company’s executive officers and directors. As part of its function, the Compensation Committee also conducts an annual review of the Chief Executive Officer and approves his annual compensation. From January 1, 2010 to October 8, 2010, the members of the Compensation Committee were Mr. Thompson, who served as chair, and Mr. Rowan. Beginning October 8, 2010, the members of the Compensation Committee were Mr. Thompson, who continues to serve as chair, Mr. Fox, and Mr. Sloan.

Annual Review of Executive Compensation

The pay of each executive officer is not determined by formula but by comparison to positions with similar responsibilities and impact on operations in the market generally and within our Company. The Compensation Committee evaluates each named executive officer’s total compensation, equity holdings and merit history, including management’s recommendations regarding the appropriate compensation for each named executive officer other than the Chief Executive Officer. In making its decisions on each named executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, responsibilities, and his or her effectiveness in supporting the Company’s key strategic, operational and financial goals. The Compensation Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those officers reporting directly to him. Consistent with this approach, in 2010, the Compensation Committee reviewed the information prepared by management, considered each executive’s contribution to the achievement of strategic goals and objectives, the executive’s overall compensation and other factors to determine the appropriate level and mix of incentive compensation.

Chief Executive Compensation

Consistent with the evaluation process described above, the Compensation Committee approved the following compensation package for Mr. Wolff, the Company’s Chief Executive Officer, President, and Chairman, Board of Directors, which took effect as of January 1, 2010: (i) base compensation of $500,000 annually, (ii) a discretionary annual bonus equal to 100% of his base salary, (iii) a restricted stock grant of 2,000,000 shares of the Company’s Class A common stock, of which 25% vests upon resolution of the Boeing litigation in a manner satisfactory to the Board of Directors, with an additional 25% vesting upon procurement of financing or completion of a transaction that unlocks the value of the Company’s net operating losses, with the remaining 50% vesting in four equal annual installments, and (iv) options to purchase up to 2,000,000 shares of the Company’s Class A common stock. If the Company terminates the employment of Mr. Wolff without cause, or if Mr. Wolff leaves the Company for good reason, the Company must: (a) pay an amount equal to two times the sum of his base salary then in effect plus 100% of his target bonus, (b) continue health benefits for up to two

(2) years, subject to certain conditions, and (c) vest all options and shares of restricted stock in which he would have vested through the second anniversary of the date of termination.

Employment Letters and Consulting Agreements for 2010 Named Executive Officers

Messrs. Bagley, Day, and Zufall, who perform services primarily for the Company’s direct and indirect subsidiaries, were compensated in the manner described in such officers’ employment letters or consulting agreements with DBSD’s subsidiary, DBSD Satellite Services G.P. (“DBSD Satellite”). Each such employment letter or consulting agreement provides for a base salary or base compensation, subject to adjustment from time to time. DBSD Satellite may terminate each executive’s employment relationship at any time. If Mr. Bagley’s employment is terminated without cause, DBSD Satellite must pay him 30 days’ salary (or may elect to give 30 days’ notice in the alternative) and one month of medical and dental benefits, plus a pro-rated bonus. From and after the effective date of the plan of reorganization for DBSD, Mr. Bagley will be entitled to six months of base salary if he is terminated without cause. If Mr. Day’s employment is terminated without cause, DBSD Satellite must pay him six months’ salary (or may elect to give six months notice in the alternative). If Mr. Zufall’s employment is terminated without cause, DBSD Satellite must pay him six months’ salary. These post-employment obligations will remain with DBSD Satellite upon DBSD’s emergence from bankruptcy. For additional information about the employment agreements with Messrs. Bagley, Day, and Zufall, see “Potential Payments upon Termination or Change in Control” below.

Mr. Leybold’s appointment is on an interim basis though a contractual arrangement with Tatum, LLC. His consulting agreement provides for base compensation, subject to adjustment from time to time. Mr. Leybold’s appointment may be terminated by providing 30 days’ prior written notice.

Equity Grant Practices

The Company’s equity grant process authorizes the Company’s Chief Executive Officer to grant options to newly hired employees and consultants, subject to certain limitations. Each such option must have an exercise price equal to the closing share price on the date of grant, which is to be made on the 15th of each month that is on or after the service provider’s service start date. The shares covered by the option are limited in number by executive position (up to 250,000 shares for an executive who is a senior vice president). In addition, the total number of shares covered by options granted by the Chief Executive Officer cannot exceed 2,000,000 shares unless further approval is obtained from the Board of Directors. For new hires not subject to the process described above, the Board of Directors (either by itself or through the Compensation Committee) continues to approve option grants, with an exercise price equal to the closing share price on the date of grant, which is to be made on the 15th of the month that is on or following the new hire’s or consultant’s start date.

Compensation Elements

The Company’s executive compensation program includes the following elements: base salary, annual bonus, equity incentive compensation and other compensation (which collectively represent an executive officer’s total direct compensation, as reported below). For 2010, the mix of the total direct compensation elements for each of the named executive officers is as follows:

Percent of Total Direct Compensation

Officer	Base Salary and Other Compensation	Annual Bonus and Non-Equity Incentive Compensation	Equity and Long-Term Incentive Awards
Mr. Wolff	9.8%	9.3%	80.9%
Mr. Leybold	100.0%	0.0%	0.0%
Mr. Bagley	78.2%	21.8%	0.0%
Mr. Day	78.2%	21.8%	0.0%
Mr. Zufall	78.2%	21.8%	0.0%

Base Compensation

Base compensation for the Company’s named executive officers is established based on the scope of their responsibilities, taking into account the Compensation Committee’s judgment in its determination of competitive salaries paid by other companies for similar positions. There were no increases in base pay for any of our named executive officers during 2010.

Annual Bonus Structure

The employment agreement for Mr. Wolff provides that he is eligible for a discretionary annual bonus equal to 100% of his salary. The employment arrangements for Messrs. Bagley, Day, and Zufall provide that they are eligible for a discretionary annual bonus based on 30% of each executive’s base salary. In addition to these bonus awards, as described in the respective executive employment agreements, the Compensation Committee has the authority to award discretionary annual bonuses and to set the terms and conditions of those bonuses.

Equity Incentive Compensation

The Company’s equity incentive compensation program consists of stock options and restricted stock awards. The Company grants equity awards as long-term incentive compensation for its named executive officers. Equity awards allow the executive to acquire and maintain stock ownership in the Company and encourage the executive to remain employed by the Company or its direct or indirect subsidiaries to satisfy the vesting conditions. The equity awards are granted under the 2000 Stock Incentive Plan as Amended and Restated Effective June 15, 2007 (“Plan”). The Plan permits the grant of options and stock awards. The Company records stock-based compensation expense on stock options and restricted stock awards issued to its named executive officers in accordance with Accounting Standards Codification (“ASC”) 718, Stock Compensation (formerly Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“ASC 718”).

Other Compensation

Each executive officer who is an employee is eligible to participate in the health, medical and other benefits made available by the Company or its direct or indirect subsidiaries. The employer pays the monthly premiums for health, dental, vision insurance, long-term disability and life insurance for all employees. Additionally, for the period from January 1, 2010 to December 31, 2010, the employer made a non-elective employer contribution to employee 401(k) accounts equal to 8% of the employee’s base salary.

2010 Compensation

2010 Bonus Awards

In March 2011, the Company’s Compensation Committee recommended that cash bonuses be awarded to the Company’s named executive officers (other than Mr. Leybold, whose consulting agreement does not include a bonus component) at 100% of target, based upon 2010 performance and the individual executive officer’s performance for 2010. In April 2011, DBSD’s compensation committee ratified the bonuses, which were awarded at 100% of target. As a result, Messrs. Bagley, Day and Zufall received from DBSD bonuses of $86,612, $82,256, and $78,408 respectively. Mr. Wolff was also awarded 100% of his bonus ($500,000), but at his recommendation, the Compensation Committee approved 50% ($250,000) to be paid immediately with the remaining 50% ($250,000) deferred until after the Company resolves the Boeing litigation and thereby improves liquidity. In April 2011, after the Company received proceeds from the sale of DBSD to DISH Network, the Compensation Committee reversed its decision and authorized the payment of the remaining 50% ($250,000) of Mr. Wolff’s bonus.

Other 2010 Compensation

In 2010, Messrs. Bagley, Day and Zufall received travel stipends of $1,624, $2,029, and $1,083 respectively.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Executive Compensation discussion included in this proxy statement. Based on this review and discussion, at its meeting on April 12, 2011, the Compensation Committee reviewed the Executive Compensation discussion, and thereafter recommended to the Board of Directors that the Executive Compensation discussion be included in this proxy statement. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE as of April 15, 2011

Mr. H. Brian Thompson, Chairman
Mr. Richard P. Fox
Mr. Stuart M. Sloan

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Benjamin G. Wolff,	2010	500,000	500,000	2,320,000	2,040,000	30,000	(3)	5,390,000	(4)
Chief Executive Officer,	2009	—	—	—	—	—		—
President	2008	—	—	—	—	—		—

Timothy P. Leybold,	2010	378,022	—	—	—	—		—
Chief Financial Officer,*	2009	—	—	—	—	—		—
Interim Senior Vice President	2008	—	—	—	—	—		—

David Bagley,	2010	288,708	86,612	—	—	21,224	(5)	396,544	(4)
Senior Vice President — Corporate Development	2009	288,708	69,290	—	—	16,679	(6)	374,677	(4)
	2008	286,636	86,613	—	83,000	28,892	(7)	485,141

Robert S. Day, Jr.	2010	274,186	82,256	—	—	21,629	(8)	378,071	(4)
Senior Vice President — Space Systems	2009	274,186	65,805	—	—	14,395	(9)	354,386	(4)
	2008	270,032	82,256	54,000	83,000	28,892	(10)	518,180

David Zufall,	2010	261,360	78,408	—	—	20,683	(11)	360,451	(4)
Senior Vice President — Network Systems	2009	261,360	62,726	—	—	15,345	(12)	339,432	(4)
	2008	257,400	78,408	—	83,000	29,312	(13)	448,120

*	Effective February 5, 2009, Mr. Michael P. Corkery was named acting Chief Executive Officer and Executive Vice President, Chief Financial Officer by the Board of Directors, a position he held until December 31, 2009. The Chief Financial Officer position remained unfilled until Mr. Leybold became our Interim Senior Vice President and Chief Financial Officer on February 17, 2010.
(1)	Amounts reported in the Bonus column reflect discretionary cash bonuses as described in more detail in the section entitled “Executive Compensation—2010 Compensation—2010 Bonus Awards” above.
(2)	Amounts represent the aggregate grant date fair value computed in accordance with ASC 718. These amounts do not reflect the actual value that may or will be realized by the named executive officers. See Note 7 of Notes to Consolidated Financial Statements set forth in the Company’s Form 10-K for fiscal year 2010, filed with the SEC on March 22, 2011, for the assumptions used in determining such amounts.
(3)	Amount represents payment to Mr. Wolff for service as a board member of DBSD. Annual service cash payments are paid in quarterly installments of $7,500.
(4)	Amounts include both the Company’s and DBSD’s proportionate share of total compensation for Mr. Wolff, Mr. Bagley, Mr. Day, and Mr. Zufall, respectively.
(5)	Amount includes $19,600 for the 2010 employer contribution to Mr. Bagley’s 401(k) account and $1,624 for travel stipends.
(6)	Amount includes $15,157 for the 2009 employer contribution to Mr. Bagley’s 401(k) account and $1,522 for travel stipends.
(7)	Amount includes $27,600 for the 2008 employer contribution to Mr. Bagley’s 401(k) account and $1,292 for travel stipends.
(8)	Amount includes $19,600 for the 2010 employer contribution to Mr. Day’s 401(k) account and $2,029 for travel stipends.
(9)	Amount represents the 2009 employer contribution to Mr. Day’s 401(k) account.
(10)	Amount includes $27,600 for the 2008 employer contribution to Mr. Day’s 401(k) account and $1,292 for travel stipends.

(11)	Amount includes $19,600 for the 2010 employer contribution to Mr. Zufall’s 401(k) account and $1,083 for travel stipends.
(12)	Amount includes $13,721 for the 2009 employer contribution to Mr. Zufall’s 401(k) account and $1,624 for travel stipends.
(13)	Amount includes $27,000 for the 2008 employer contribution to Mr. Zufall’s 401(k) account and $2,312 for travel stipends.

Grants of Plan-Based Awards

During the fiscal year ended 2010, the Company did not grant any plan-based awards to any named executive officer.

Outstanding Equity Awards

The following table shows certain information regarding outstanding equity awards at December 31, 2010 for the named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Mr. Wolff*	30,000	—	(1)	—	4.25	11/14/2015	—		—		—	—
	30,000	—	(1)	—	5.85	10/1/2016	—		—		—	—
	22,500	7,500	(1)	—	3.50	10/1/2017	—		—		—	—
	15,000	15,000	(1)	—	1.01	10/1/2018	—		—		—	—
	—	2,000,000	(2)	—	1.16	2/15/2020	2,000,000	(2)(3)	3,000,000	(4)	—	—
Mr. Leybold	—	—		—	—	—	—		—		—	—
Mr. Bagley	250,000	—		—	4.25	11/14/2015	—		—		—	—
	42,500	—		—	5.90	10/3/2016	—		—		—	—
	75,000	25,000		—	4.46	10/22/2017	875	(5)	1,313	(4)	—	—
	50,000	50,000		—	1.08	12/2/2018	—		—		—	—
Mr. Day	275,000	—		—	4.25	11/14/2015	—		—		—	—
	75,000	—		—	5.90	10/3/2016	—		—		—	—
	150,000	50,000		—	4.46	10/22/2017	—		—		—	—
	50,000	50,000		—	1.08	12/2/2018	—		—		—	—
Mr. Zufall	250,000	—		—	4.75	2/6/2016	—		—		—	—
	70,000	—		—	5.90	10/3/2016	—		—		—	—
	93,750	31,250		—	4.46	10/22/2017	3,125	(5)	4,688	(4)	—	—
	50,000	50,000		—	1.08	12/2/2018	—		—		—	—

(1)	Reflects grants to Mr. Wolff in 2005, 2006, 2007, and 2008 when he served as a Director of the Company.
(2)	Reflects grants to Mr. Wolff in 2010 when he was named Chief Executive Officer.
(3)	Restricted stock awards contain performance and service conditions to encourage the attainment of key performance targets and retention of employees. The portion of restricted stock awards are allocated to a particular performance condition based upon achievement of certain performance objectives established by the Company’s Compensation Committee (25% in connection with resolution of the Boeing Satellite Services, Inc. litigation and 25% in connection with securing financing or consummating a transaction that enables the Company to use some or all of its net operating loss carry forwards), subject to an affirmative determination by the Board of Directors that the objectives have been met. The remaining 50% of the restricted shares are service-based awards and vest in four equal annual installments over the requisite service period ending January 1, 2014.

(4)	The market value of stock was computed by multiplying the number of shares by our closing stock price on December 31, 2010, $1.50 per share.
(5)	Restricted stock awards contain performance and service conditions to encourage the attainment of key performance targets and retention of employees. The portion of restricted stock awards allocated to a particular performance condition vest 50% when that performance condition is achieved. After the performance condition is achieved, 25% of shares allocated to that performance condition vest one year after the performance condition is achieved and the remaining 25% of shares allocated to that condition vest two years after the performance condition is achieved. The percentages allocated to each performance condition range from 0-70%.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2010, certain information regarding option exercises and stock vested during 2010 with respect to the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting (1)($)
Mr. Wolff	—	—	—	—
Mr. Leybold	—	—	—	—
Mr. Bagley	—	—	8,750	13,694
Mr. Day	—	—	12,500	19,000
Mr. Zufall	—	—	12,500	19,531

(1)	Amounts have been computed by multiplying the number of shares by the market value of the underlying shares on the respective vesting date(s).

Pension Benefits

During the fiscal year ended December 31, 2010, the Company did not provide pension benefits for any named executive officer.

Non-Qualified Deferred Compensation

During the fiscal year ended December 31, 2010, the Company did not provide non-qualified deferred compensation benefits for any named executive officer.

Potential Payments upon Termination or Change in Control

The following summaries and table set forth potential payments payable to our named executive officers upon termination of their engagement or a change in control of the Company under their employment letter agreements, consulting agreements and our Plan. Actual payments may be more or less than the amounts described below. In addition, the Company may enter into new arrangements or modify these arrangements, from time to time.

Benjamin G. Wolff. The Company has entered into an employment agreement with Benjamin G. Wolff. Under the agreement, Mr. Wolff’s employment is at-will, and he is subject to termination with or without cause. However, if the Company terminates Mr. Wolff without Cause or if he resigns for Good Reason (as those terms are defined in his employment agreement), and upon execution of a release of claims, he is entitled to: (i) payment of an amount equal to two times the sum of his base salary then in effect plus 100% of his target bonus, (ii) continuation of health benefits for up to two (2) years subject to certain conditions, and (iii) vesting of all options and shares of restricted stock in which he would have vested had he remained actively employed through the second anniversary of the date of termination. The total cost of such termination payments would be in excess of $2,000,000. If Mr. Wolff resigns or is terminated for Cause, he will be entitled to a lump sum payment of accrued base salary through the date of termination, the value of accrued but unused vacation time, and reimbursement of reasonable business expenses.

David Bagley. DBSD Satellite has entered into an executive employment agreement with David Bagley. Either DBSD Satellite or Mr. Bagley may terminate the agreement for any reason with 30 days’ written notice or, in lieu of notice, DBSD Satellite may pay Mr. Bagley one month’s base salary, one month of medical and dental benefits, plus a pro-rated bonus. DBSD Satellite may also terminate his employment for Cause (as that term is defined in his employment agreement) without notice, in which case Mr. Bagley will not be entitled to any further compensation, including unpaid bonuses or benefits, other than his accrued salary, accrued but unused vacation time and reimbursement of expenses. Following the effective date of the plan of reorganization for DBSD, Mr. Bagley will be entitled to six months of base salary if he is terminated without cause. The total cost of such termination payments would be in excess of $150,000. In the event of Mr. Bagley’s death, the amount payable under his life insurance policy would be $483,000.

Robert S. Day, Jr. DBSD Satellite has entered into an executive employment agreement with Robert S. Day, Jr. for an indefinite term. While Mr. Day’s employment is at-will, he and DBSD Satellite are each required to provide at least six months’ notice prior to termination, other than in the case of termination for Cause (as that term is defined in his employment agreement). DBSD Satellite, however, has the right to pay him his salary in lieu of notice, and Mr. Day may also elect to take a payment rather than continuing his employment during the six-month notice period. The total cost of such termination payments would be in excess of $150,000. In the event of Mr. Day’s death, the amount payable under his life insurance policy would be $392,000.

David Zufall. DBSD Satellite has entered into an executive employment agreement with David Zufall for an indefinite term. While Mr. Zufall’s employment is at-will, Mr. Zufall will be entitled to six months of base salary if he is terminated without Cause (as that term is defined in his employment agreement). In the event of Mr. Zufall’s death, the amount payable under his life insurance policy would be $500,000.

Benjamin G. Wolff		Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Death ($)
Compensation:	Base Salary	500,000	1,000,000	—	—	—
	Short-term incentive	—	500,000	—	—	—
	Stock option vesting	—	340,000	—	340,000	—
	Restricted stock vesting	—	750,000	—	750,000	—

Benefits and Perquisites:	Life insurance proceeds	—	—	—	—	115,000
	Accrued vacation pay	17,308	17,308	17,308	—	17,308
	Medical and dental	37,978	37,978	—	—	—

	Total	555,286	2,645,286	17,308	1,090,000	132,308

David Bagley		Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Death ($)
Compensation:	Base Salary	24,059	24,059	—	—	—
	Short-term incentive	86,612	86,612	—	—	86,612
	Stock option vesting	—	—	—	—	—
	Restricted stock vesting	—	—	—	1,313	—

Benefits and Perquisites:	Life insurance proceeds	—	—	—	—	483,000
	Accrued vacation pay	9,105	9,105	9,105	—	9,105
	Medical and dental	2,022	2,022	—	—	—

	Total	121,798	121,798	9,105	1,313	578,717

Robert S. Day, Jr.		Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Death ($)
Compensation:	Base Salary	137,093	137,093	—	—	—
	Short-term incentive	—	—	—	—	—
	Stock option vesting	—	—	—	—	—
	Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:	Life insurance proceeds	—	—	—	—	392,000
	Accrued vacation pay	10,018	10,018	10,018	—	10,018
	Medical and dental	—	—	—	—	—

	Total	147,111	147,111	10,018	—	402,018

David Zufall		Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Death ($)
Compensation:	Base Salary	130,680	130,680	—	—	—
	Short-term incentive	—	—	—	—	—
	Stock option vesting	—	—	—	—	—
	Restricted stock vesting	—	—	—	4,688	—
Benefits and Perquisites:	Life insurance proceeds	—	—	—	—	500,000
	Accrued vacation pay	29,152	29,152	29,152	—	29,152
	Medical and dental	—	—	—	—	—

	Total	159,832	159,832	29,152	4,688	529,152

2000 Stock Incentive Plan, as Amended and Restated effective June 15, 2007

Under the terms of the Plan, in the event of a Corporate Transaction (as defined in the Plan), the awards granted pursuant to the Plan will either automatically vest, or, depending on the type of Corporate Transaction, may be replaced with essentially equivalent awards from the surviving entity in the Corporate Transaction.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash		Option Awards (1)(2)	Total
Richard P. Emerson	$7,500	(3)	$214,500	$222,000
Richard P. Fox	$7,500	(3)	$321,750	$329,250
Samuel L. Ginn	$22,500	(4)	$42,300	$64,800
Nicolas Kauser	—	(5)	$42,300	$42,300
Craig O. McCaw	—	(5)	$42,300	$42,300
Barry L. Rowan	$30,000	(6)	$42,300	$72,300
R. Gerard Salemme	—	(5)	$182,300	$182,300
Stuart M. Sloan	$7,500	(3)	$178,750	$186,250
H. Brian Thompson	$30,000	(6)	$42,300	$72,300
David Wasserman	$30,000	(7)	$42,300	$72,300

(1)	Amounts represent the aggregate grant date fair value computed in accordance with ASC 718. These amounts do not reflect the actual value that may be realized by the individuals. See Note 7 of Notes to Consolidated Financial Statements set forth in the Company’s Form 10-K for fiscal year 2010, filed with the SEC on March 22, 2011, for the assumptions used in determining such amounts.
(2)	The following table sets forth the 2010 Option Awards and the aggregate number of options held by each director as of December 31, 2010:

Name	2010 Option Awards		Aggregate Number of Option Awards
Richard P. Emerson	150,000	(8)	150,000
Richard P. Fox	225,000	(9)	225,000
Samuel L. Ginn	30,000	(10)	290,000
Nicolas Kauser	30,000	(10)	160,000
Craig O. McCaw	30,000	(10)	300,000
Barry L. Rowan	30,000	(10)	375,000
R. Gerard Salemme	130,000	(11)	860,000	(13)
Stuart M. Sloan	125,000	(12)	125,000
H. Brian Thompson	30,000	(10)	320,000
David Wasserman	30,000	(14)	225,000	(15)

(3)	Each of Messrs. Emerson, Fox, and Sloan was appointed a Director on October 8, 2010 and therefore served as a Director for one fiscal quarter. Annual service cash payments are paid in quarterly installments of $7,500.
(4)	Mr. Ginn retired as a Director effective October 15, 2010 and therefore served as a Director for three fiscal quarters. Annual service cash payments are paid in quarterly installments of $7,500.
(5)	Although Messrs. Kauser, McCaw, and Salemme do not receive director fees, the Company has an agreement with Eagle River, Inc. to provide advisory services to the Company. This agreement requires (i) payment of an annual fee of $500,000 in quarterly installments in stock or cash, at the Company’s option, and (ii) reimbursement of out-of-pocket expenses. The Company has elected to make all quarterly payments in Class A common stock, and total payments for the year ended December 31, 2010 were 362,947 shares of Class A common stock and $31,584 in reimbursable expenses.
(6)	Amounts represent annual service cash payments in the amount of $30,000 for a full year of service on the Board of Directors in accordance with the Company’s Board Compensation Policy for directors who have been determined to be independent under Nasdaq Marketplace Rule 4200(a)(15). All annual service cash payments were paid in quarterly installments of $7,500.

(7)	Represents fees paid to Clayton, Dubilier & Rice, LLC as assignee of compensation to Mr. Wasserman.
(8)	Effective October 8, 2010 with his appointment as a Director and pursuant to the Company’s Board Compensation Policy for all non-employee directors, Mr. Emerson was granted the following options to purchase shares of the Company’s Class A common stock: (i) an option to purchase 100,000 shares as consideration for his agreement to serve on the Board; and (ii) an option to purchase 50,000 shares as consideration for his agreement to serve on the Audit Committee.
(9)	Effective October 8, 2010 with his appointment as a Director and pursuant to the Company’s Board Compensation Policy for all non-employee directors, Mr. Fox was granted the following options to purchase shares of the Company’s Class A common stock: (i) an option to purchase 100,000 shares as consideration for his agreement to serve on the Board; (ii) an option to purchase 50,000 shares as consideration for his agreement to serve on the Audit Committee; (iii) an option to purchase 50,000 shares as consideration for his agreement to serve as chair of the Audit Committee; and (iv) an option to purchase 25,000 shares as consideration for his agreement to serve on the Compensation Committee.
(10)	Pursuant to the Company’s Board Compensation Policy for non-employee directors, each of Messrs. Ginn, Kauser, McCaw, Rowan, and Thompson, who were directors on October 1, 2010, was granted a non-qualified stock option on October 1, 2010 to purchase 30,000 shares of Class A common stock with an exercise price of $1.63 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. Each option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of each October 1, 2010 option grant, determined in accordance with ASC 718, was $42,300.
(11)	Effective June 30, 2010 with his appointment as a Director and pursuant to the Company’s Board Compensation Policy for all non-employee directors, Mr. Salemme was granted an option to purchase 100,000 shares as consideration for his agreement to serve on the Board; Pursuant to the Company’s Board Compensation Policy for non-employee directors, Mr. Salemme, who was a director on October 1, 2010, was granted a non-qualified stock option on October 1, 2010 to purchase 30,000 shares of Class A common stock with an exercise price of $1.63 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan.
(12)	Effective October 8, 2010 with his appointment as a Director and pursuant to the Company’s Board Compensation Policy for all non-employee directors, Mr. Sloan was granted the following options to purchase shares of the Company’s Class A common stock: (i) an option to purchase 100,000 shares as consideration for his agreement to serve on the Board; and (ii) an option to purchase 25,000 shares as consideration for his agreement to serve on the Compensation Committee.
(13)	The aggregate number of options awarded to Mr. Salemme includes 520,000 options granted for consulting services provided to the Company.
(14)	Represents 30,000 options granted to Clayton, Dubilier & Rice, LLC as assignee of compensation to Mr. Wasserman. Pursuant to the Company’s Board Compensation Policy for non-employee directors, on behalf of Mr. Wasserman, who was a director on October 1, 2010, Clayton, Dubilier, & Rice, LLC was granted a non-qualified stock option on October 1, 2010 to purchase 30,000 shares of Class A common stock with an exercise price of $1.63 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. Each option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of each October 1, 2010 option grant, determined in accordance with ASC 718, was $42,300. Mr. Wasserman disclaims beneficial ownership of the options to purchase shares held by Clayton, Dubilier & Rice, LLC.
(15)	Represents 225,000 options granted to Clayton, Dubilier & Rice, LLC as assignee of compensation to Mr. Wasserman. Mr. Wasserman disclaims beneficial ownership of the options to purchase shares held by Clayton, Dubilier & Rice, LLC.

Director Equity Compensation

Pursuant to the Company’s Board Compensation Policy in effect at December 31, 2010, members of the Board of Directors who are not employees receive an initial service option grant to purchase 100,000 shares of

Class A common stock at the current fair market value at the time they are elected to the Board of Directors. The initial service options will become 25% vested following each full year of service as a Board of Directors member, beginning with the date the options are granted, with the effect that the initial service options become fully vested following four years of service. On October 1 of each year, each non-employee director is automatically granted an annual service option grant to purchase an additional 30,000 shares of Class A common stock at the current fair market value on the date of grant. The annual service option grants will become 25% vested following each year of service on the Board of Directors, beginning as of the date of grant and continuing through the following September 30, with the effect that the annual service options become fully vested and exercisable after four years of service on the Board of Directors.

Additionally, non-employee members of the Board of Directors who serve on the Audit Committee receive options to purchase 50,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee. The member of the Audit Committee who serves as chair receives a grant to purchase an additional 50,000 shares of Class A common stock on the date appointed as chair of the Audit Committee. Audit Committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chair of the Audit Committee, as applicable.

Currently, non-employee members of the Board of Directors who serve on the Compensation Committee receive options to purchase 25,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee. The member of the Compensation Committee who serves as chair receives a grant to purchase an additional 25,000 shares of Class A common stock on the date appointed as chair of the Compensation Committee. Compensation Committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chair of the Compensation Committee, as applicable.

Generally, all stock options granted under our Plan have a term of 10 years. Pursuant to the terms of the Plan, stock options will accelerate following a change in control, for some transactions, only if they are not assumed or substituted by the successor company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

All proposed related-party transactions are subject to review and approval by the Audit Committee although the Company has not adopted a written policy regarding the approval of related party transactions. In determining whether to approve or ratify a related-party transaction, the Audit Committee will take into account, among other factors deemed appropriate, whether the related-party transaction is on terms no more favorable to the counterparty than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. To assist with the identification of potential related-party transactions, we solicit information through questionnaires in connection with the appointment of new directors and executive officers and on an annual basis with respect to existing directors and executive officers.

Certain Related-Person Transactions

ERSH, Eagle River Investments, LLC, ERI and ERP

The group consisting of ERSH, ERI, and ERP is the Company’s controlling stockholder with an economic interest of approximately 33.6% and a voting interest of approximately 65.8% as of December 31, 2010. This economic interest includes one million shares of the Company’s restricted Class A common stock granted to Eagle River Investments, LLC as a stock dividend in November 2005. In addition, Eagle River Investments, LLC holds warrants exercisable through December 12, 2012 to purchase an aggregate of three million shares of our Class A common stock at an exercise price of $0.01 per share.

The Company has an agreement with ERI to provide advisory services to the Company. This agreement requires (i) payment of an annual fee of $500,000 in quarterly installments in stock or cash, at the Company’s option, and (ii) reimbursement of out-of-pocket expenses. The Company has elected to make all quarterly payments in Class A common stock, and total payments for the year ended December 31, 2010 were 362,947 shares of Class A common stock and $31,584 in reimbursable expenses.

The Company subleases from ERI the office space for the Company’s headquarters in Kirkland, Washington. The sublease is a pass-through agreement, pursuant to which the Company pays to ERI the same rent and reimburses to ERI the same costs and expenses that ERI pays to its third-party landlord. The sublease expires contemporaneously with the expiration of ERI’s underlying prime lease in July 2012. The Company purchased from ERI the existing furniture and equipment in the sublease space for $51,875, and rent, tax, and associated payments for the year ended December 31, 2010 were $15,231.

Benjamin G. Wolff, the Company’s Chief Executive Officer, President, and Chairman, Board of Directors, is the President of ERSH, Eagle River Investments, LLC, ERI and ERP, and is compensated by both Eagle River Investments, LLC and the Company.

Indemnification Agreements

The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Under an indemnification agreement between the Company and Eagle River Investments, LLC, we are required to indemnify, defend, and hold harmless Eagle River Investments, its affiliates, and their respective members, directors, officers, agents, employees and controlling persons against claims, liabilities, losses, damages and fees and expenses incurred resulting from, or in connection with, the fact that such entity or person is or was a stockholder, director, officer, or employee of the Company or any of its subsidiaries, or based on an alleged breach of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries. The indemnification obligation is subject to certain exceptions, including losses and damages incurred through certain violations of the U.S. securities laws and damages caused by acts that a court determines to be a breach of fiduciary duties, gross negligence, or willful misconduct. We agreed to advance reasonable costs and expenses incurred for defending any claim upon receipt of an undertaking to repay the advanced amounts if it is ultimately determined the indemnitee was not entitled to indemnification under the agreement.

Under an indemnification agreement with Cascade Investment, we are similarly required to indemnify Cascade Investment, its affiliates (including Mente), and their respective members, directors, officers, agents, employees and controlling persons.

We are also a party to an indemnification agreement with CDR-Satco, Clayton, Dubilier & Rice, LLC, (“CD&R”) and The Clayton, Dubilier & Rice Fund VI Limited Partnership which obligates us to indemnify, defend, and hold harmless each of those entities and their respective directors, officers, partners, members, employees, agents and controlling persons under the same general terms as the indemnification agreement with Eagle River Investments, LLC, other than the addition of an obligation to indemnify for any claims arising out of or based upon the provision by CD&R of any consulting services (except to the extent a court finds that any of the indemnitees acted with gross negligence or intentional misconduct).

OTHER MATTERS

When are stockholder proposals due for next year’s annual meeting?

In order for a stockholder proposal to be included in the proxy statement for the 2012 annual meeting of stockholders, it must comply with SEC Rule 14a-8 and be received by the Company no earlier than January 30, 2012 and no later than February 29, 2012. Proposals may be mailed to the Company, to the attention of the Secretary, ICO Global Communications (Holdings) Limited, 2300 Carillon Point, Kirkland, Washington 98033. A shareholder who intends to present a proposal at the Company’s annual meeting in 2012, other than pursuant to Rule 14a-8, must comply with the requirements as set forth in our Bylaws, provide the Company notice of such intention by at least February 29, 2012, and such proposal must be a proper matter for shareholder action under Delaware corporate law, or management of the Company will have discretionary voting authority at the 2012 annual meeting with respect to any such proposal without discussion of the matter in the Company’s proxy statement. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a written request to the Corporate Secretary of ICO at 2300 Carillon Point, Kirkland, Washington 98033 or by visiting the Company’s website at www.ico.com.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Timothy M. Dozois
Timothy M. Dozois
Corporate Secretary

April 29, 2011

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Corporate Secretary, ICO Global Communications (Holdings) Limited, 2300 Carillon Point, Kirkland, Washington 98033.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

2300 Carillon Point, Kirkland, Washington 98033

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on Tuesday, June 14, 2011

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/icog

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 27, 2011 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials) By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone:	1-888-313-0164
(outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/icog

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your shares.

Dear ICO Global Communications (Holdings) Limited Stockholder:

The 2011 Annual Meeting of Stockholders of ICO Global Communications (Holdings) Limited (the “Company”) will be held at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033 on Tuesday, June 14, 2011 at 10:00 a.m. (local time).

Proposals to be considered at the Annual Meeting:

(1)	to elect eight (8) Directors to serve until the next annual meeting of stockholders or until their successors are elected

(2)	to approve an advisory (non-binding) resolution on executive compensation

(3)	to conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation

(4)	to ratify the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2011

(5)	to conduct any other business properly brought before the meeting

Management recommends votes on the proposals as follows:

(1)	“FOR” each nominee for director

(2)	“FOR” proposal 2

(3)	“1 Year” on proposal 3

(4)	“FOR” proposal 4

The Board of Directors has fixed the close of business on April 18, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

97322

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.ico.com.

Meeting Location:

The Woodmark Hotel

1200 Carillon Point

Kirkland, WA 98033

The following Proxy Materials are available for you to review online:

•	the Company’s 2011 Proxy Statement (including all attachments thereto);

•	the Company’s Annual Report for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)

Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)

Internet:	http://www.proxyvoting.com/icog

The Proxy Materials for ICO Global Communications (Holdings) Limited are available to review at:

http://www.proxyvoting.com/icog

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online,

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote

Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

97322

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the June 14, 2011 shareholder meeting date.

INTERNET http://www.proxyvoting.com/icog Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED	OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 97322	Fulfillment#
97666

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR, “FOR” PROPOSAL 2, “1 YEAR” ON PROPOSAL 3, AND “FOR” PROPOSAL 4.

1. ELECTION OF DIRECTORS

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” each Nominee below.
Nominees:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
01 Richard P. Emerson	☐	☐	☐
02 Richard P. Fox
03 Nicolas Kauser
04 Craig O. McCaw
05 R. Gerard Salemme
06 Stuart M. Sloan
07 H. Brian Thompson
08 Benjamin G. Wolff
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote “FOR” this resolution.
		FOR	AGAINST	ABSTAIN
2.	Approval of an advisory (non-binding) resolution on executive compensation.	☐	☐	☐
The Board of Directors recommends a frequency of 1 year.
	1 year	2 years	3 years	Abstain

3.	To recommend, by non-binding vote, the frequency of executive compensation votes. ☐	☐	☐	☐
The Board of Directors recommends a vote “FOR” this resolution.
		FOR	AGAINST	ABSTAIN

4.	Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2011.	☐	☐	☐
	Will Attend Meeting		☐	YES

			Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	Signature	Date

You can now access your ICO Global Communications (Holdings) Limited account online.

Access your ICO Global Communications (Holdings) Limited account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for ICO Global Communications (Holdings) Limited, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxyvoting.com/icog

▼  FOLD AND DETACH HERE  ▼

PROXY

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

Annual Meeting of Stockholders – June 14, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Benjamin G. Wolff and Timothy M. Dozois, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ICO Global Communications (Holdings) Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 14, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

	WO#	Fulfillment#
(Continued and to be marked, dated and signed, on the other side)	97322	97666